EXHIBIT 99.1

KORU Medical Systems Announces 2021 Second Quarter Financial Results

CHESTER, NY – August 11, 2021 – Repro Med Systems, Inc. dba KORU Medical Systems (NASDAQ: KRMD) ("KORU Medical" or the "Company"), a leading medical technology company focused on the development, manufacturing, and commercialization of innovative and easy-to-use specialty infusion solutions that improve quality of life for patients, today reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Summary:

●    Solid net revenue of $5.5 million; positive sequential quarterly growth

●    Gross margin of 58.1%

●    Net loss of $1.1 million

"We are pleased with our performance and sequential revenue growth in the second quarter and look forward to continuing to build growth and momentum in the second half of 2021. We are beginning to see a rebound in growth in the subcutaneous immunoglobulin market, and we are well positioned to remain the category leader," said Linda Tharby, KORU Medical's CEO. "We are focused on executing on our strategy, driving growth in our core SCIg therapy franchise through commercial efforts to increase penetration of home subcutaneous delivery, building a pipeline of subcutaneous therapeutic candidates and introducing product and technology innovations to generate further topline growth."

Second Quarter 2021 Financial Results

Net sales were $5.5 million, a decline of 28.3% compared to the second quarter of 2020, due to approximately $2.3 million of COVID-related stocking orders and higher novel therapies sales from non-recurring clinical trials, each in the prior year. Sequential quarter net sales growth was 2%, driven by a 4% increase in domestic core business, and growth in novel therapies revenues. Both the overall domestic immunoglobulin market and our end-user sales to the specialty pharmacy channel grew mid-single digits through Q2 2021, which we believe indicates market recovery in new patient starts for SCIg therapy.

Gross margin was 58.1% for the second quarter of 2021, a decrease of 5.6 percentage points compared to the second quarter of 2020. Gross margin was negatively impacted by lower volumes, resulting in unfavorable absorption in the quarter.

Total operating expenses for the second quarter of 2021 were $4.6 million, compared to $5.9 million for the same period in 2020, which included $2.3 million of litigation expenses. Excluding the impact of litigation expenses, operating expenses grew primarily due to new commercialization, research and development, and regulatory initiatives in support of our growth strategy, as well as CEO transition related costs.

Net loss for the second quarter of 2021 was $1.1 million, or $(0.03) per diluted share, unchanged from the same period in 2020. On a non-GAAP basis, adjusted diluted earnings per share was $(0.02), $0.04 lower than the same period in 2020.

Non-GAAP adjusted EBITDA for the second quarter of 2021 was $(0.3) million, compared to $1.8 million in the second quarter of 2020.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by words such as “believe”, "look forward," “focused on” and “indicating”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, uncertainties associated with the shift to increased healthcare delivery in the home, new patient diagnoses, customer ordering patterns, COVID-19, innovation and competition, and those risks and uncertainties included under the captions "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of June 30, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Greg Chodaczek

347-620-7010

investor@korumedical.com

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2021	2020

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$26,538,478	$27,315,286
Accounts receivable less allowance for doubtful accounts of $24,469 for June 30, 2021, and December 31, 2020	2,577,400	2,572,954
Inventory	7,562,750	6,829,772
Prepaid expenses	461,553	807,780
TOTAL CURRENT ASSETS	37,140,181	37,525,792
Property and equipment, net	1,110,550	1,167,623
Intangible assets, net of accumulated amortization of $232,820 and $199,899 at June 30, 2021 and December 31, 2020, respectively	834,644	843,587
Operating lease right-of-use assets	166,483	236,846
Deferred income tax assets, net	1,327,230	125,274
Other assets	19,812	19,812
TOTAL ASSETS	$40,598,900	$39,918,934

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,005,653	$624,920
Accrued expenses	1,771,666	2,610,413
Accrued payroll and related taxes	390,326	287,130
Finance lease liability – current	1,030	2,646
Operating lease liability – current	142,450	141,293
TOTAL CURRENT LIABILITIES	3,311,125	3,666,402
Operating lease liability, net of current portion	24,033	95,553
TOTAL LIABILITIES	3,335,158	3,761,955
Commitments and contingencies (Refer to Note 3)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 47,910,676 and 46,680,119 shares issued 44,490,174 and 43,259,617 shares outstanding at June 30, 2021, and December 31, 2020, respectively	479,106	466,801
Additional paid-in capital	39,376,131	35,880,986
Treasury stock, 3,420,502 shares at June 30, 2021 and December 31, 2020, respectively, at cost	(3,843,562)	(3,843,562)
Retained earnings	1,252,067	3,652,754
TOTAL STOCKHOLDERS’ EQUITY	37,263,742	36,156,979
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,598,900	$39,918,934

REPRO MED SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET SALES	$5,528,174	$7,708,904	$10,959,125	$14,038,913
Cost of goods sold	2,317,990	2,799,024	4,517,087	5,340,823
Gross Profit	3,210,184	4,909,880	6,442,038	8,698,090

OPERATING EXPENSES
Selling, general and administrative	4,085,945	3,201,831	9,078,774	5,964,811
Litigation	—	2,346,914	—	2,446,072
Research and development	386,878	298,196	723,719	554,221
Depreciation and amortization	118,415	94,940	233,888	182,164
Total Operating Expenses	4,591,238	5,941,881	10,036,381	9,147,268

Net Operating Loss	(1,381,054)	(1,032,001)	(3,594,343)	(449,178)

Non-Operating Income/(Expense)
Gain/(Loss) on currency exchange	1,239	(2,594)	(14,478)	(13,091)
(Loss)/Gain on disposal of fixed assets, net	—	(5,522)	736	(5,522)
Interest income, net	9,950	(5,002)	19,721	14,028
TOTAL OTHER INCOME/(EXPENSE)	11,189	(13,118)	5,979	(4,585)

LOSS BEFORE INCOME TAXES	(1,369,865)	(1,045,119)	(3,588,364)	(453,763)

Income Tax Benefit/(Expense)	245,316	(30,919)	1,187,677	(172,847)

NET LOSS	$(1,124,549)	$(1,076,038)	$(2,400,687)	$(626,610)

NET LOSS PER SHARE

Basic	$(0.03)	$(0.03)	$(0.05)	$(0.02)
Diluted	$(0.03)	$(0.03)	$(0.05)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	44,489,853	40,361,924	44,226,936	40,018,559
Diluted	44,489,853	40,361,924	44,226,936	40,018,559

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,400,687)	$(626,610)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Stock-based compensation expense	1,339,356	784,821
Stock-based litigation settlement expense	—	1,285,102
Depreciation and amortization	233,888	182,164
Deferred income taxes	(1,201,956)	(145,770)
(Gain)/Loss on disposal of fixed assets	(736)	5,522
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(4,446)	268,619
Increase in inventory	(732,978)	(1,278,811)
Decrease/(Increase) in prepaid expenses and other assets	346,227	(156,316)
Increase in accounts payable	380,733	347,350
Increase in accrued payroll and related taxes	103,196	333,272
(Decrease)/Increase in accrued expenses	(838,747)	1,389,588
Increase in accrued tax liability	—	318,618
NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(2,776,150)	2,707,549

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(152,223)	(363,750)
Proceeds from disposal of property and equipment	9,065	—
Purchases of intangible assets	(23,978)	(149,523)
NET CASH USED IN INVESTING ACTIVITIES	(167,136)	(513,273)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from indebtedness	—	3,500,000
Proceeds from issuance of equity	1,230,000	26,567,861
Common stock issuance as settlement for litigation	938,094	—
Payments on finance lease liability	(1,616)	(3,717)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,166,478	30,064,144

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(776,808)	32,258,420
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	27,315,286	5,870,929
CASH AND CASH EQUIVALENTS, END OF PERIOD	$26,538,478	$38,129,349

Supplemental Information
Cash paid during the periods for:
Interest	$47	$13,554
Income Taxes	$850	$—

Schedule of Non-Cash Operating, Investing and Financing Activities:
Issuance of common stock as compensation	$153,446	$120,004
Issuance of common stock as settlement for litigation	$938,094	$938,094

REPRO MED SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

The following table summarizes our net sales for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Sales
Domestic	$4,597,797	$5,557,577	$9,010,214	$10,430,343
International	859,694	853,043	1,838,600	1,837,910
Novel Therapies	70,683	1,298,284	110,311	1,770,660
Total	$5,528,174	$7,708,904	$10,959,125	$14,038,913

A reconciliation of our non-GAAP measures is below:

	Three Months Ended		Six Months Ended
Reconciliation of GAAP Net (Loss)	June 30,		June 30,
to Non-GAAP Adjusted EBITDA:	2021	2020	2021	2020
GAAP Net Loss	$(1,124,549)	$(1,076,038)	$(2,400,687)	$(626,610)
Tax (Benefit)/Expense	(245,316)	30,919	(1,187,677)	172,847
Depreciation and Amortization	118,415	94,940	233,888	182,164
Interest Income, Net	(9,950)	5,002	(19,721)	(14,028)
Reorganization Charges	224,605	—	1,193,880	—
Discontinued Product Expense	—	(31,581)	—	77,977
Litigation Expenses	—	2,346,914	—	2,446,071
Manufacturing Initiative Expenses	149,718	25,957	201,441	135,759
Stock-based Compensation Expense	605,172	423,853	1,339,356	784,821
Non-GAAP Adjusted EBITDA	$(281,905)	$1,819,966	$(639,520)	$3,159,001

	Three Months Ended		Six Months Ended
Reconciliation of Reported Diluted EPS	June 30,		June 30,
to Non-GAAP Adjusted Diluted EPS:	2021	2020	2021	2020
Reported Diluted Earnings Per Share	$(0.03)	$(0.02)	$(0.05)	$(0.01)
Reorganization Charges	0.01	—	0.03	—
Discontinued Product Expense	—	—	—	—
Litigation Expenses	—	0.06	—	0.06
Manufacturing Initiative Expenses	—	—	—	—
Stock-based Compensation Expense	—	—	0.01	—
Tax (Expense) Adjustment	—	(0.02)	(0.01)	(0.01)
Non-GAAP Adjusted Diluted Earnings Per Share	$(0.02)	$0.02	$(0.02)	$0.04

Reorganization Charges.  We have excluded the effect of reorganization charges in calculating our non-GAAP measures.  We incurred significant expenses in connection with the departure and replacement of our chief executive officer and the recruiting of two new board members, which we would not have otherwise incurred in periods presented as part of our continuing operations.

Discontinued Product Expense.  We have excluded the effect of expenses related to a discontinued product line in calculating our non-GAAP measures.  We did not incur any related expense in 2021.

Litigation.  We have excluded litigation expenses in calculating our non-GAAP measures.  Litigation expenses in 2020 included professional fees associated with our litigation with EMED, which discontinued as a result of the settlement on May 20, 2020.

Manufacturing Initiative Expenses.  We have excluded the effect of expenses related to creating manufacturing efficiencies, in calculating our non-GAAP measures.  We incurred expenses in connection with these initiatives which we would not have otherwise incurred in periods presented as part of our continuing operations.  We expect to incur related expenses for the next six to nine months.

Stock-based Compensation Expense.  We have excluded the effect of stock-based compensation expense in calculating our non-GAAP measures.  We record non-cash compensation expense related to grants of options for executives, employees and consultants, and grants of common stock to our board of directors and our CEO.  Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods. Adjusted EBITDA for the six months ended June 30, 2021 included stock-based compensation expense of $0.4 million related to the departure and replacement of our chief executive officer. This expense is included in Stock-based Compensation Expense in calculating Adjusted Diluted EPS.